Exhibit 99.1

FOR IMMEDIATE RELEASE

INNOVATIVE FOOD HOLDINGS ANNOUNCES IT IS EXITING THE CHEESE CONVERSION BUSINESS, ENTERING AGREEMENT TO SELL PENNSYLVANIA FACILITY, AND RELOCATING REMAINING PROFITABLE OPERATIONS TO CHICAGO FACILITY

BROADVIEW, IL. (Aug 1, 2025) – Innovative Food Holdings, Inc. (OTCQB: IVFH) (“IVFH” or the “Company”), a national seller of gourmet specialty foods to professional chefs, today announced a strategic decision to exit its cheese conversion business, sell its Pennsylvania warehouse, and relocate its remaining profitable operations to Chicago.

IVFH has entered into a definitive agreement to sell its Pennsylvania warehouse. The transaction is expected to close by September 30, 2025 and will eliminate approximately $9 million in debt, making the Company virtually debt-free. The deal was reached after an 18-month marketing process by our real estate partner, CBRE, and vetting multiple offers and deal structures.

Following the sale, IVFH will relocate its remaining profitable Pennsylvania operations—primarily its airline and broadline distribution businesses—to its Chicago facility. These operations will be combined with Artisan Specialty Foods, enabling the Company to leverage operational, supplier, and inventory synergies.

The combined effect of these strategic moves (exiting the cheese conversion business, selling the building, and relocating the remaining profitable business to Chicago) would have improved trailing twelve month pre-tax income by approximately $2 million.

Bill Bennett commented, “While the cheese conversion business showed promise, ultimately we determined it would not quickly enough reach a scale that would generate cash flow. Today’s announcement now allows us to eliminate our largest loan, discontinue an unprofitable segment, and sharpen our focus on the most attractive parts of our business.”

About Innovative Food Holdings, Inc.

At IVFH, we help make meals special. We provide access to foods that are hard to find, have a compelling story, or are on the forefront of food trends. Our gourmet foods marketplace connects the world’s best artisan food makers with top professional chefs nationwide. We curate the assortment, experience, and tech enabled tools that help our professional chefs create unforgettable experiences for their guests. Additional information is available at www.ivfh.com.

Forward-Looking Statements

This release contains certain forward-looking statements and information relating to the Company that are based on the current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company. Such statements, including those related to the Company’s growth plans, reflect the current views of the Company with respect to future events and are subject to certain assumptions, including those described in this release. Should one or more of these underlying assumptions prove incorrect, actual results may vary materially from those described herein, which include words such as “should,” “could,” “will,” “anticipate,” “believe,” “intend,” “plan,” “might,” “potentially,” “targeting,” “expect,” or similar expressions. Additional factors that could also cause actual results to differ materially relate to current conditions and expected future developments, international crises, environmental and economic issues and other risk factors described in the Company’s public filings. As a result, readers are cautioned not to place undue reliance on these forward-looking statements and should understand that these statements are not guarantees of performance or results and that there are a number of risks, uncertainties and other important factors, many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from those expressed in these statements, including, among others: economic factors affecting consumer confidence and discretionary spending; cost inflation/deflation and commodity volatility; competition; reliance on third party suppliers and interruption of product supply or increases in product costs; changes in the Company’s relationships with vendors and customers. The Company does not intend to update these forward-looking statements.

For a detailed discussion of these risks, uncertainties and other factors that could cause the Company’s actual results to differ materially from those anticipated or expressed in any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”). Additional risks and uncertainties are discussed from time to time in current, quarterly and annual reports filed by the Company with the SEC, which are available on the SEC’s website at https://www.sec.gov/.

Investor and Media contact:

Gary Schubert

Chief Financial Officer

Innovative Food Holdings, inc.

investorrelations@ivfh.com